Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131 X 282

EMBARCADERO TECHNOLOGIES, INC. ANNOUNCES

NASDAQ CALL FOR REVIEW AND STAY OF NASDAQ PANEL DECISION,

LATE FILING NOTIFICATION FOR FIRST QUARTER FORM 10-Q

AND RECEIPT OF NASDAQ ADDITIONAL DEFICIENCY NOTICE

San Francisco, CA, May 15, 2007 – Embarcadero Technologies, Inc. (NASDAQ: EMBT) announced today that on May 10, 2007, the NASDAQ Listing and Hearing Review Council (the “Listing Council”) called for review and determined to stay the decision of the NASDAQ Listing Qualifications Panel (the “Panel”) dated April 18, 2007 and any future Panel determinations to suspend Embarcadero’s securities from trading pending further action by the Listing Council. Accordingly, Embarcadero’s securities will remain listed on the NASDAQ Global Select Market (“NASDAQ”) pending further action by the Listing Council. As previously announced, the Panel had required that Embarcadero file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2006 by May 10, 2007 as a condition to continued listing on NASDAQ. The Listing Council has now requested that Embarcadero submit any additional information that it wishes the Listing Council consider regarding the continued listing of Embarcadero’s securities on NASDAQ by June 29, 2007. Embarcadero intends to provide additional information to the Listing Council by such date. There can be no assurance that the Listing Council will determine to continue the listing of Embarcadero’s securities on NASDAQ or that Embarcadero will be able to satisfy any conditions to continued listing set forth by the Listing Council. In the event that Embarcadero is unable to satisfy any such conditions, or if the Listing Council so determines following its review, Embarcadero’s securities will be delisted from NASDAQ.

Embarcadero also announced today that on May 11, 2007, Embarcadero submitted to the Securities and Exchange Commission (the “SEC”) a Notification of Late Filing pursuant to Rule 12b-25 of the Securities Exchange Act of 1934 related to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”). As previously disclosed, a Special Committee of the Board of Directors has conducted a review of Embarcadero’s historical stock option grant practices and related accounting and Embarcadero anticipates that this review will result in the restatement of certain of its historical financial statements (the “Restatement”). Embarcadero is also currently evaluating the impact of the Restatement on its report on internal control over financial reporting, which may result in the determination that a material weakness exists. Embarcadero is in the process of completing the Restatement, and such efforts have impacted Embarcadero’s ability to complete and file the Form 10-Q in a timely manner. Embarcadero expects to complete the Restatement and file the Form 10-Q, as well as its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2006 (collectively, the “Reports”) in May 2007. There can be no assurance that Embarcadero will be able to complete the Restatement and file the Reports with the SEC in May 2007.

In addition, Embarcadero announced today that, as expected, on May 14, 2007, it received an additional deficiency notice from the Staff of NASDAQ stating that Embarcadero is not in compliance with NASDAQ Marketplace Rule 4310(c)(14), due to the delay in filing the Form 10-Q. NASDAQ Marketplace Rule 4310(c)(14) requires Embarcadero to file with NASDAQ, via EDGAR filing with the SEC, on a timely basis all reports and other documents required to be filed with the SEC. NASDAQ has provided Embarcadero with an opportunity to make a submission by May 21, 2007 specifically addressing the delay in filing the Form 10-Q. Embarcadero intends to timely provide such a submission.

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) delivers professional grade database tools that companies use to design, develop and manage databases and the data they contain. More than 12,000 customers worldwide and over 90 of the Fortune 100 rely on Embarcadero’s cross-platform tools to reduce complexity, improve productivity and strengthen security. The Company’s flagship database tools include: ER/Studio, DBArtisan, Rapid SQL and Change Manager. Founded in 1993, Embarcadero Technologies is headquartered in San Francisco with offices in Melbourne, Australia, Munich, Germany and Maidenhead, United Kingdom. For more information, visit www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with non-compliance with NASDAQ listing requirements and the possible delisting of our securities, the ability of the Special Committee to complete its review of the Company’s historical stock option grant practices, any findings or restatements resulting from such review and fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company does not intend to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.